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                                                                  EXHIBIT 99.1

                             JOINT FILING AGREEMENT

      The parties hereto agree that pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Schedule 13D of which this Agreement is made an exhibit is filed on behalf of them in the capacity set forth below.


Date:  August 23, 1999                          NATURAL GAS PARTNERS, L.P.
                                                By:  G.F.W. Energy, L.P.,
                                                     its Sole General Partner


                                                     By: /s/ R. GAMBLE BALDWIN
                                                         -----------------------
                                                         R. Gamble Baldwin
                                                         General Partner



Date:  August 23, 1999                          G.F.W. ENERGY, L.P.


                                                 By: /s/ R. GAMBLE BALDWIN
                                                     ---------------------------
                                                     R. Gamble Baldwin
                                                     General Partner